Exhibit 10.ee

MERHAV (M.N.F) LTD
33 Havatzelet Hasharon Street
Herzlia, Israel

Ampal-American Israel Corporation
10 Abba Even St.,
Ackersten Tower C
9th Floor
Herzliya, Israel

December 25, 2008

        Re: Amendment to Colombia Ethanol Project Option Agreement

        Ladies & Gentlemen:

        Reference is made to the Option Agreement, dated as of December 24, 2007 (the “Original Option Agreement”), between Merhav (m.n.f.) Ltd. (“Merhav”) and Ampal-American Israel Corporation (“Ampal”). Capitalized terms used herein but not defined herein shall have the meanings set forth in the Original Option Agreement.

        Merhav has informed Ampal that the Qualified Financing Date has not occurred and is unlikely to occur by December 24, 2008, the date on which (i) Ampal’s Option (the “Option”) to purchase up to a 35% equity interest in the Project in accordance with the Original Option Agreement expires and (ii) the date on which the repayment of the $20,000,000 loan made pursuant to the Promissory Note, dated December 24, 2007 (the “Original Note”) , from Ampal to Merhav is due. Meharv has requested, and Ampal has agreed, that the maturity of the Promissory Note be extended to December 31, 2009 in consideration for (x) an increase of 100 basis points on the applicable interest rate set forth in the Promissory Note, (y) an extension of the Option to December 31, 2009 and (z) receiving a personal guarantee of Yosef Maiman.

        To carry out the agreements set forth in the preceding paragraph, Merhav and Ampal hereby agree as follows:

        1. Amendment to Promissory Note. Merhav shall deliver to Ampal an executed, valid and binding Amended and Restated Promissory Note in the form attached hereto as Exhibit A (the “Amended Note”). Merhav hereby confirms to Ampal that the outstanding principal balance under the Promissory Note is $20,000,000 and the accrued and unpaid interest as of the date hereof is $988,576.40. Other than the accrual of interest through the date of the Amended Note, upon the delivery of the Amended Note to Ampal, the Original Note shall be null and void and of no further force or effect.

        2. Amendment to Original Option Agreement. The Original Option Agreement is hereby amended as follows:

(a) The definition of “Option Termination Date” is amended in its entirety to read as follows:

“‘Option Termination Date’ means the earlier of (i) June 30, 2009 or (ii) the Qualified Financing Date.”

(b) The definition of “Promissory Note” is amended in its entirety to read as follows:

“‘Promissory Note’ mans the Amended and Restated Promissory Note, dated December 25, 2008, by Merhav in favor of Ampal.”

(c) A definition of “Maximum Purchase Price” is added to Article I of the Original Option Agreement which shall read in its entirety as follows:

“‘Maximum Purchase Price’ has the meaning set forth in Section 2.1(b)"

(d) Section 2.1(b) of the Original Option Agreement is hereby amended to read in its entirety as follows:

(b) The Purchase Price (as defined below) for the Option Interest shall be paid as follows: (i) first, by conversion of the balance (up to the amount of the Purchase Price) of the outstanding balance of principal, interest and all other amounts due under the Promissory Note (the “Note Balance”) and (ii) if the Purchase Price exceeds the Note Balance, the excess of the Purchase Price over the Note Balance shall be paid by Ampal to Merhav at the Option Closing. Except as provided in the last sentence of this Section 2.1(b), the Purchase Price will be the Maximum Purchase Price (as defined below). The “Maximum Purchase Price” for the Optioned Interest shall be determined as follows: the sum of (A) to the extent the Note Balance is being converted for the purchase of the Optioned Interest, the purchase price for each portion of the Optioned Interest shall be the lower of (x) the purchase price for the Optioned Interest based on a valuation of the Project in accordance with the Valuation Model (without giving effect to any change in the assumed 12% discount rate set forth in the Valuation Model) or (y) the Third Party Price, and (B) after converting the Note Balance in full at the price determined pursuant to clause (A) of this sentence, any portion of the Optioned Interest that remains to be purchased shall be purchased at the Third Party Price, except if no Third Party price exists the purchase price will be based on the Valuation Model. Prior to the exercise of the Option, at the request of Ampal, Merhav and Ampal shall negotiate in good faith an increase to the 12% discount rate provided for in the Valuation Model for determining the Purchase Price (all other assumptions and methodologies used in the Valuation Model shall not be subject to negotiations or adjustment pursuant to this Section 2.1(b)) for determining the Purchase Price based on the Valuation Model, provided, however in no event shall the Purchase Price be more than the Maximum Purchase Price. For the avoidance of doubt, it is hereby specifically declared and agreed that the forgoing shall not be interpreted as Merhav having agreed to an increase in the discount rate.

        3.Effectiveness. This Letter Agreement, and the amendments to the Promissory Note and the Original Option Agreement set forth herein, shall not be effective until Ampal has received this Letter Agreement and the Amended Note fully executed by an authorized officer of Merhav.

        If you are in Agreement with the forgoing please sign a copy of this letter and return it to the undersigned.

MERHAV (M.N.F) LIMITED By: /s/ Yosef A. Maiman —————————————— Yosef A. Maiman President & CEO

AMPAL-AMERICAN ISRAEL CORPORATION By: /s/ Irit Eluz ; /s/ Yoram Firon —————————————— Irit Eluz ; Yoram Firon CFO ; VP